Exhibit 4.1

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”) is made and entered into as of June 26, 2019 by and among Roan Resources, Inc., a Delaware corporation (the “Company”), and each of the other parties listed on the signature pages hereto (the “Initial Holders” and, together with the Company, the “Parties”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Registration Rights Agreement, dated as of September 24, 2018 (the “Registration Rights Agreement”), by and among the Company and the Initial Holders.

RECITALS:

WHEREAS, the Parties previously entered into the Registration Rights Agreement on September 24, 2018;

WHEREAS, pursuant to the Common Stock Subscription Agreement, dated as of the date hereof (the “Subscription Agreement”), by and among the Company and each of the purchasers listed on Schedule A thereto (collectively, the “Subscribers”), the Company has issued and sold 1% of the total outstanding shares of Class A Common Stock, par value $0.001 per share, of the Company (“Common Stock”) to the Subscribers;

WHEREAS, to induce the Subscribers to enter into the Subscription Agreement and to consummate the transactions contemplated therein, the Company agreed to provide the registration rights and other rights set forth in the Registration Rights Agreement and this Amendment for the benefit of the Subscribers;

WHEREAS, pursuant to this Amendment, RH Debt Fund, L.P. shall be added as an Initial Holder for all purposes of the Registration Rights Agreement and this Amendment.

WHEREAS, the Parties desire to amend the Registration Rights Agreement as set forth in this Amendment;

WHEREAS, Section 9(c) of the Registration Rights Agreement provides that such agreement may be amended by means of a written amendment signed by the Company and the Holders of a majority of the then-outstanding Registrable Securities and the Parties hereto constitute Holders of a majority of such Registrable Securities.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

Section 1.    Amendments to Registration Rights Agreement

(a)	Amendment to Preamble

The first sentence of the preamble is hereby deleted in its entirety and replaced with the following:

“This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 24, 2018, by and among Roan Resources, Inc., a Delaware corporation (the “Company”) and each of the other parties listed on the signature pages hereto.”

(b)	Amendments to Section 1.

i.	The following definition of “Subscription Agreement” is hereby added:

““Subscription Agreement” means the Common Stock Subscription Agreement by and between the Company and each of the purchasers listed on Schedule A thereto (collectively, the “Subscribers”), dated as of June 26, 2019.”

ii.	The definition of “Shares” is hereby deleted in its entirety and replaced with the following:

““Shares” means (i) the shares of Common Stock held by the Holders as of September 24, 2018, (ii) the shares of Common Stock issued pursuant to the Subscription Agreement, and (iii) any other equity interests of the Company or equity interests in any successor of the Company issued in respect of such shares identified in clauses (i) and (ii) by reason of or in connection with any stock dividend, stock split, combination, reorganization, recapitalization, conversion to another type of entity or similar event involving a change in the capital structure of the Company. For purposes of this Agreement, a Person shall be deemed to hold Shares, and such Shares shall be deemed to be in existence, whenever such Person has the right to acquire such Shares (upon conversion, exchange or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right other than vesting), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Shares.”

iii.	The definition of “Initial Holder” is hereby deleted in its entirety and replaced with the following:

““Initial Holder” means each of the parties listed on the signature pages hereto (other than the Company) and RH Debt Fund, L.P.”

iv.	The definition of “Parties” is hereby deleted in its entirety and replaced with the following:

““Parties” means the Company and Initial Holders, collectively.”

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(c)	Amendments to Section 2(a).

The first sentence of subsection (iv) is hereby deleted in its entirety and replaced with the following:

“The Company shall use its commercially reasonable efforts to cause a Registration Statement filed pursuant to any of Sections 2(a)(i)-2(a)(iii) or 2(a)(vi) to be continuously effective under the Securities Act, with respect to any Holder, until the date on which there are no longer any Registrable Securities outstanding (the “Effectiveness Period”).”

For the avoidance of doubt, there shall be no amendments to the other sentences of subsection (iv).

The following subsection (vi) is hereby added to Section 2(a):

“(vi) The Company shall use commercially reasonable efforts to register the Registrable Shares issued under the Subscription Agreement as promptly as practicable following the issuance thereof, including using commercially reasonable efforts to (x) promptly prepare and file a Shelf Registration Statement to permit the public resale of all of the Registrable Securities issued under the Subscription Agreement in accordance with the terms of this Agreement and (y) cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable. To the extent that such Shelf Registration Statement is on Form S-1, the Company shall use commercially reasonable efforts, as soon as it is permitted to do so, to convert such Shelf Registration Statement on a Form S-1 to a Form S-3.”

(d)	Conforming amendments.

All references to “the Registration Statement filed pursuant to Section 2(a)” shall be deleted and replaced by “a Registration Statement filed pursuant to any of Sections 2(a)(i)-2(a)(iii) or 2(a)(vi).”

Section 2.    Joinder by RH Debt Fund, L.P.

RH Debt Fund, L.P. hereby agrees that upon execution of this Amendment, RH Debt Fund, L.P. shall become a Party to the Registration Rights Agreement and shall be bound by and subject to the terms of the Registration Rights Agreement and this Amendment as an “Initial Holder” with all attendant rights, benefits, duties, restrictions and obligations.

Section 3.    General Provisions.

(a)    Amendment. No amendment of this Amendment shall be valid unless such amendment is made in accordance with Section 9(c) of the Registration Rights Agreement.

(b)    Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment. In the event that any signature is delivered by facsimile or electronic mail transmission, such signature shall create a valid binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature delivered by facsimile or electronic mail transmission were the original thereof.

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(c)    Governing Law.

(i) THIS AMENDMENT AND ANY CLAIMS AND CAUSES OF ACTION HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).

(ii) WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN HARRIS COUNTY, TEXAS AND THE APPELLATE COURTS THEREFROM (THE “SELECTED COURTS”) AND WAIVES ANY OBJECTION TO VENUE BEING LAID IN THE SELECTED COURTS WHETHER BASED ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE AND HEREBY AGREES NOT TO COMMENCE ANY SUCH PROCEEDING OTHER THAN BEFORE ONE OF THE SELECTED COURTS; PROVIDED, HOWEVER, THAT A PARTY MAY COMMENCE ANY PROCEEDING IN A COURT OTHER THAN A SELECTED COURT SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY ONE OF THE SELECTED COURTS; (B) CONSENTS, TO THE FULLEST EXTENT PERMITTED BY LAW, TO SERVICE OF PROCESS IN ANY PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, OR BY RECOGNIZED INTERNATIONAL EXPRESS CARRIER OR DELIVERY SERVICE, TO THEIR RESPECTIVE ADDRESSES REFERRED TO IN SECTION 9(D) OF THE REGISTRATION RIGHTS AGREEMENT; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW; AND (C) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AMENDMENT AND TO HAVE ALL MATTERS RELATING TO THIS AMENDMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(d)    Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their reasonable efforts to find and employ an alternative means to achieve

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the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e)    Effect of the Amendment. Except as amended by this Amendment, all other terms of the Registration Rights Agreement shall continue in full force and effect and remain unchanged and are hereby confirmed in all respects by each party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment, effective as of the date first written above.

COMPANY:

ROAN RESOURCES INC.

By:	/s/ David Treadwell
Name:	David Treadwell
Title:	Vice President, General Counsel and Corporate Secretary

SIGNATURE PAGE TO

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

EXISTING LINN OWNERS:

Fir Tree Capital Opportunity Master Fund III, L.P.

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

Fir Tree Capital Opportunity Master Fund, L.P.

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

Fir Tree E&P Holdings VI, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

FT SOF IV Holdings, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

FT SOF V Holdings, LLC

By:	/s/ Brian Meyer
Name:	Brian Meyer
Title:	Authorized Person

SIGNATURE PAGE TO

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

EXISTING LINN OWNERS:

York Capital Management, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Credit Opportunities Investments Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Credit Opportunities Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Multi-Strategy Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

York Select Strategy Master Fund, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

SIGNATURE PAGE TO

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

EXISTING LINN OWNERS:
Exuma Capital, L.P.

By:	/s/ Richard P. Swanson
Name:	Richard P. Swanson
Title:	General Counsel

SIGNATURE PAGE TO

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

EXISTING LINN OWNERS:

Spraberry Investments Inc.

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

The Liverpool Limited Partnership

By: Liverpool Associates, Ltd., as General Partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

Elliott Associates, L.P.

By: Elliott Capital Advisors, L.P., as General Partner
By: Braxton Associates, Inc., as General Partner

By:	/s/ Elliot Greenberg
Name:	Elliot Greenberg
Title:	Vice President

SIGNATURE PAGE TO

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

ROAN HOLDINGS, LLC

By:	/s/ Kelly Loyd
Name:	Kelly Loyd
Title:	Manager

RH DEBT FUND, L.P.

By: JVL Advisors, LLC its general partner

By:	/s/ John V. Lovoi
Name:	John V. Lovoi
Title:	Manager

SIGNATURE PAGE TO

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT